Exhibit 99.1

                                 CARESIDE, INC.
                             a Delaware corporation

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

                            Section 906 Certification


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                                  Exhibit 99.1

                                 CARESIDE, INC.
                             a Delaware corporation

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

                            Section 906 Certification

      I, W. Vickery Stoughton, Chief Executive Officer and Chief Financial Officer of Careside, Inc., a Delaware corporation (the "Company"), do hereby certify, in accordance with 18 U.S.C. Section 1350, as created pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) the Quarterly Report on From 10-QSB of the Company for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 18, 2002                            By: /s/ W. Vickery Stoughton
                                                       ------------------------
                                                       W. Vickery Stoughton
                                                       Chief Executive Officer
                                                       Chief Financial Officer


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